Exhibit 99.1

Pivotal Announces Fourth Quarter and Full Year Results

Fourth quarter revenue and EPS exceed consensus estimates

Vancouver, BC — July 24, 2003 - Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), the leading provider of customer relationship management (CRM) software for mid-sized enterprises, today announced financial results for its fourth quarter and fiscal year ended June 30, 2003.

Pivotal’s total revenues in the fourth quarter of fiscal 2003 were $14.5 million compared to $13.1 million in the prior quarter and $19.1 million in the same quarter last year. Revenues from licenses were $5.1 million in the fourth quarter of fiscal 2003 compared to $3.6 million in the prior quarter and $8.8 million in the same quarter last year. Revenues from services and maintenance were $9.4 million in the fourth quarter of fiscal 2003, compared to $9.6 million in the prior quarter and $10.2 million in the same quarter last year.

Net loss under generally accepted accounting principles (“GAAP”) for the fourth quarter of fiscal 2003 was $2.9 million or $0.11 per share, compared with a net loss of $4.3 million or $0.17 per share in the prior quarter and a net loss of $7.0 million or $0.29 per share in the same quarter last year. Non-GAAP net loss for the fourth quarter of fiscal 2003 was $2.0 million or $0.08 per share. This compares with a non-GAAP net loss of $4.1 million or $0.16 per share in the prior quarter and a non-GAAP net loss of $0.8 million or $0.03 per share in the same quarter last year. The non-GAAP net loss figure excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. For a full reconciliation of adjustments between non-GAAP and GAAP financial statements, please see the schedule incorporated into this press release.

Total revenues for the twelve months ended June 30, 2003 were $56.1 million compared to $69.6 million for the same period last year. Revenues from licenses for the twelve months ended June 30, 2003 were $18.9 million compared to $29.3 million for the same period last year. Revenues from services and maintenance for the twelve months ended June 30, 2003 were $37.2 million, compared to $40.3 million for the same period last year.

Non-GAAP net loss for the twelve months ended June 30, 2003 was $18.0 million or $0.72 per share, compared to $21.4 million or $0.89 per share for the same period last year. Net loss under generally accepted accounting principles for the twelve months ended June 30, 2003 was $27.6 million or $1.10 per share, compared with a net loss of $95.9 million or $3.99 per share for the same period last year.

“Fiscal 2003 marked a year of investment for Pivotal,” said Bo Manning, president and CEO, Pivotal. “We have now entered fiscal 2004 on the wave of a new product cycle with Pivotal 5; new services capabilities including hosting and Pivotal FastPath; a fully developed and growing set of offshore capabilities; a renewed focus on our installed base; and, a portfolio of highly targeted vertical products. Over the next year, we will focus on driving a return from these investments to increase shareholder value.”

Achievements in Fiscal 2003 Include:

•	Signed 36 new customers in the quarter, bringing the fiscal year total to 126 new customers, including the following new customer wins in the fourth quarter: Palm Inc., Macrovision Corporation, Fuji Photo Film (Malaysia), Svenska Handelsbanken, Allied Mortgage Brokers Ltd., Gambro BCT Inc., The University of Cambridge (CIE), Euro Steel (Pty) Ltd., Enterprise Florida, Inc., and Mapfre.

•	Sold eighty existing customers additional licenses during the quarter including companies such as: Farm Credit Services of America, Pharmacia, WebEx Communications, Inc., Bang & Olufsen, B&Q PLC., RS Components Ltd., and Thomson Legal & Regulatory Group, bringing the annual total of existing customers making additional license purchases to 237.

•	Achieved Leader quadrant position in Gartner’s new CRM Suites for North American MSBs (midsize businesses) Magic Quadrant Report.*

•	Shipped Pivotal 5 — the largest, most significant product release in the company’s history. Pivotal 5 features a new product for complex solution selling, advanced marketing automation capabilities via Pivotal MarketFirst, new eService functionality, a new and intuitive user interface, and platform advancements to increase usability, enhance speed-to-customization and improve productivity. Pivotal 5 is the most complete CRM suite on the market today specifically targeted at mid-sized enterprises.

•	Acquired MarketFirst Software Inc. to significantly enhance Pivotal’s marketing automation capabilities. Pivotal MarketFirst is offered as either a tightly integrated product in Pivotal 5, or as a standalone product.

•	Shipped Pivotal 5 compliant micro-vertical products for Healthcare Insurance, Commercial Banking, Asset Management, Private Banking, Capital Markets, Real Estate / Construction and Life Sciences (Medical Device & Diagnostic Test Manufacturing). Pivotal’s micro-vertical products are designed in conjunction with existing customers to gain a deep understanding of industry-specific business requirements, business models and workflow processes in each target segment. These industry specific products give Pivotal the ability to target high growth, high value market segments with differentiated solutions.

•	Introduced Pivotal FastPath — a well-defined, fast-paced services program that enables companies to deploy a module of Pivotal CRM in as little as 20 days. This program gives customers access to the latest Pivotal products and deep Pivotal expertise. By leveraging Pivotal’s meta-data platform and Pivotal India development capabilities, Pivotal FastPath is a unique services offering that enables companies to mitigate their deployment risks by getting started quickly and cost effectively on advanced CRM products.

•	Introduced a new set of service offerings with pricing, delivery methods, and innovative go-to-market programs that are designed to reduce the costs, risks, and IT resource requirements for mid-sized enterprises to start and succeed in CRM. Pivotal now also offers all of its products in both hosted and on-premises modes. This approach allows customers to develop and deploy their Pivotal solutions on a hosted basis, while giving them the ability to move their solutions on premises at any time and still preserve customizations. This new set of services extends Pivotal’s value proposition and significantly enhances the company’s competitive differentiation in the mid-enterprise market.

•	Launched an upgrade program to help customers upgrade to Pivotal 5 quickly and cost-effectively. From 2-day upgrades to a 4-6 week program for more complex projects, this new Pivotal services program gives customers the ability to purchase and deploy the full suite of fully integrated Pivotal CRM applications on the latest platform.

•	Established Pivotal India with more than 60 employees in research & development, professional services and technical support. Pivotal India dramatically lowers the cost of developing and delivering software to mid-sized enterprises while further advancing Pivotal product capabilities and services offerings.

•	Created the Customer Office, an organization chartered with helping customers achieve success with their Pivotal CRM initiatives, and expand or deepen the scope of their Pivotal CRM initiatives. The Customer Office creates a cost effective channel to the company’s large and growing installed base of clients.

The company also announced that Rob Douglas, EVP of North American Sales and Operations will be leaving Pivotal following a transition period this quarter to pursue other opportunities.

Conference Call Details

Fourth Quarter and Fiscal Year 2003 Conference Call:

Date:	Thursday, July 24, 2003
Start Time:	8:30 a.m. ET (5:30 a.m. PT)
Dial-In Phone Number (US/Canada):	(877) 582-2649
Dial-In Phone Number (International):	(706) 679-6055
Conference Name	Fourth quarter and fiscal year 2003 conference call

Live Audio Streaming:	http://www.pivotal.com/investor_relations

A replay will be available from 12:00 p.m. ET July 24 through 12:00 p.m. ET July 31, 2003. For callers within the U.S. or Canada, the replay number is 1-800-642-1687. For callers outside the U.S. or Canada, the replay number is (706) 645-9291. The replay confirmation number for all callers is 1554730. In addition, the replay will be available via our Web site at http://www.pivotal.com/investor_relations for 90 days.

About Pivotal Corporation

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the demanding requirements of mid-sized enterprises — a powerful, highly flexible application platform, a complete set of CRM applications, and low-cost, results-producing implementation services. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,600 companies around the world have licensed Pivotal including: CIBC, Centex Homes, Farm Credit Services of America, HarperCollins Publishers, Hitachi Telecom Inc., Palm, Inc., Pharmacia Corporation, Premera Blue Cross, Royal Bank of Canada, Sharp Electronics Corporation, Southern Company, Vivendi and WebEx Communications.

Pivotal’s complete CRM software suite includes a powerful application platform and capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.

Non-GAAP Financial Measures

As a supplement to its consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, Pivotal provides additional non-GAAP measures for net loss and net loss per share in its press release. A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Pivotal believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its operating performance and the measures are used for planning and forecasting of the Company’s future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

*	CRM Suites for North American MSBs: 1H03 Magic Quadrant, W. Close. 4 April 2003.

The Magic Quadrant is copyrighted in 2003 by Gartner, Inc. and is reused with permission. Gartner’s permission to print or reference its Magic Quadrant should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner’s opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner-defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the Leaders segment. In some situations, firms in the Visionary, Challenger, or Niche Player segments may be the right match for an enterprise’s requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources including other published information and direct analyst interaction. Gartner expressly disclaims all warranties, express or implied of fitness of this research for a particular purpose.

Forward Looking Statements

Statements made herein and in today’s conference call may contain forward-looking information about management’s expectations, new strategic objectives, new market segments, business prospects, anticipated financial performance and other similar matters. A variety of factors, many of which are beyond our control, affect the operations, performance and business strategy and results of Pivotal and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to: the severity and duration of adjustment of the market; fluctuations in operating results and general industry, economic and market conditions and growth rates; fluctuations in cash flow, the level of outstanding debt and debt ratings; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of the credit risks of our customers; the sufficiency of our restructuring activities and strategic initiatives, including the potential for higher actual costs to be incurred in connection with restructuring actions and strategic initiatives compared to the estimated costs of such actions or initiatives; the ability to retain and recruit qualified employees; the impact of rationalization or consolidation in the CRM industry; the impact of rapid technological and market change; the impact of price and product competition; the dependence on new product development; stock market volatility; the entrance into contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the non-payment of fees or even damages; uncertain economic conditions, particularly as they affect spending by our prospective customers on CRM and similar enterprise software products; and the future success of our strategic alliances. Other potential risk factors are described in the company’s 2002 annual report on Form 10-K, in addition to reports on Form 8-K and form 10-Q, which are available at the SEC’s Web site at www.sec.gov. or the Canadian Depository for Securities Web site at www.sedar.com . Pivotal undertakes no responsibility to update or revise any forward-looking statements.

Investor Contact:

Gordon Neal
Tel: 604/699-8262
Email: investor-relations@pivotal.com

Press Contact:

Leslie Castellani
Tel: 604/699-8151
Email: lcastellani@pivotal.com

© 2003 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

PIVOTAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States dollars; all amounts in thousands except per share data)
(Unaudited)

	Three months ended		Twelve months ended
	June 30,		June 30,

	2003	2002(1)	2003	2002(1)

Revenues:
License	$5,131	$8,849	$18,917	$29,282
Services and maintenance	9,409	10,223	37,160	40,334

Total revenues	14,540	19,072	56,077	69,616

Cost of revenues:
License	243	1,305	1,728	2,739
Services and maintenance	4,626	5,443	19,694	23,957

Total cost of revenues	4,869	6,748	21,422	26,696

Gross profit	9,671	12,324	34,655	42,920

Operating expenses:
Sales and marketing	5,361	8,803	26,911	41,417
Research and development	4,092	3,720	16,397	16,963
General and administrative	1,904	2,774	8,328	12,820
Restructuring costs and other charges	419 (2)	1,364 (3)	9,015 (4)	51,167 (5)
Amortization of goodwill and acquired intangibles	125	1,594	379	16,157

Total operating expenses	11,901	18,255	61,030	138,524

Loss from operations	(2,230)	(5,931)	(26,375)	(95,604)

Interest and other income (loss)	(406)	(999)	(853)	45

Loss before income taxes	(2,636)	(6,930)	(27,228)	(95,559)

Income taxes	221	60	418	386

Net loss	$(2,857)	$(6,990)	$(27,646)	$(95,945)

Loss per share:
Basic and diluted	$(0.11)	$(0.29)	$(1.10)	$(3.99)

Weighted average number of shares used to calculate loss per share:
Basic and diluted	25,533	24,090	25,120	24,039

Non-GAAP net loss and net loss per share:

GAAP net loss reported above	$(2,857)	$(6,990)	$(27,646)	$(95,945)
Add back:
Restructuring costs and other charges	$419	$1,364	$9,015	$51,167
Amortization of goodwill and acquired intangibles	125	1,594	379	16,157
Impairment of investments (included in interest and other income (loss))	275	1,244	275	1,244
Charge for withdrawal from purchase and partner contracts (included in cost of revenues)	—	783	—	2,409
Additional provision for doubtful accounts receivable (included in general and administrative costs)	—	1,250	—	3,601

	819	6,235	9,669	74,578

Non-GAAP net loss	$(2,038)	$(755)	$(17,977)	$(21,367)

Non-GAAP loss per share
Basic and diluted	$(0.08)	$(0.03)	$(0.72)	$(0.89)

Weighted average number of shares outstanding
Basic and diluted	25,533	24,090	25,120	24,039

Notes:

(1)	During fiscal 2002, the Company included $2.4 million of charges related to withdrawal from certain purchase and partner contracts in “Restructuring costs and other charges”. The Company has subsequently reclassified $0.8 million from “Restructuring costs and other charges” to “Cost of revenue - license” for the three month and twelve month periods ended June 30, 2002 and $1.6 million from “Restructuring costs and other charges” to “Cost of revenue - services and maintenance” for the twelve months ended June 30, 2002.

(2)	Restructuring costs and other charges for the three month period ended June 30, 2003 includes $0.4 million for employee severance costs.

(3)	Restructuring costs and other charges for the three month period ended June 30, 2002 includes $0.6 million for employee severance costs, $0.2 million for asset impairments, and $0.6 million for contract settlement and other costs.

(4)	Restructuring costs and other charges for the twelve month period ended June 30, 2003 includes $3.7 million for employee severance costs, $4.8 million for excess facilities and related asset impairments and $0.5 million for contract settlement costs.

(5)	Restructuring costs and other charges for the twelve month period ended June 30, 2002 includes $3.8 million for employee severance costs, $10.7 million for excess facilities and asset impairments, $3.7 million for contract settlement costs, and $33.0 million for the impairment in value of recorded goodwill and other acquired intangible assets.

PIVOTAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars; all amounts in thousands)

	30-Jun-03	30-Jun-02

	(unaudited)
ASSETS

Current Assets
Cash and short term investments	$18,890	$41,283
Accounts receivable	8,248	11,100
Prepaid expenses and other	3,526	2,546

Total current assets	30,664	54,929

Property and equipment, net	3,083	4,201
Goodwill and acquired intangibles, net	10,596	7,632
Other assets	973	1,883

Total assets	$45,316	$68,645

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$14,892	$16,414
Current portion of accrued restructuring costs	3,498	2,296
Current portion of restructuring costs assumed on acquisition	1,270	—
Deferred revenue	13,275	12,327
Current portion of obligations under capital leases and long-term debt	481	320

Total current liabilities	33,416	31,357

Non-current portion of accrued restructuring costs	3,198	3,082
Non-current portion restructuring costs assumed on acquisition	567	—
Non-current portion of obligations under capital leases and long-term debt	36	423

Shareholders’ equity	8,099	33,783

Total liabilities and shareholders’ equity	$45,316	$68,645